EX-99.2
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF VIRGINIA
Norfolk Division
R.M.S. TITANIC, INC.,
successor-in-interest to
Titanic Ventures, limited partnership,
Plaintiff,

v.	ACTION NO. 2:93cv902
THE WRECKED AND ABANDONED VESSEL,
ITS ENGINES, TACKLE APPAREL,
APPURTENANCES, CARGO, ETC., LOCATED
WITHIN ONE (1) NAUTICAL MILE OF A POINT
LOCATED AT 41 43’ 32” NORTH LATITUDE
AND 49 56’ 49” WEST LONGITUDE,
BELIEVED TO BE THE R.M.S. TITANIC,
in rem,
Defendant.
MEMORANDUM OPINION AND ORDER
     The court convened the parties on October 1, 2007, in order to (1) receive an updated report from the United States regarding the status of legislation proposed by the Department of State to implement an international agreement between the United States, the United Kingdom, Canada, and France, which will lead to the increased protection of the R.M.S. Titanic and its wreck site;1 and (2) set forth the parameters and deadline for R.M.S. Titanic, Inc.

[1]	The United States informed the court that the proposed legislation is currently being reviewed by the Senate Committee on Commerce, Science, and Transportation. Once a sponsor for the legislation is selected, both the United States Department of State and the National Oceanic and Atmospheric Administration are ready to proceed.

(“RMST”) to pursue a salvage award. This Memorandum Opinion and Order memorializes the court’s ruling as set forth during the hearing.

     RMST was declared the salvor-in-possession of the submerged wreck of the R.M.S. Titanic by this court in an order dated June 7, 1994. RMST’s status as salvor-in-possession has been repeatedly affirmed by the Fourth Circuit in opinions dated March 24, 1999, April 12, 2002, and January 31, 2006. Certiorari on this issue was denied by the United States Supreme Court.
     In proclaiming RMST the salvor-in-possession of the submerged wreck of the R.M.S. Titanic, this court explicitly declared that RMST is not the owner of the artifacts which it recovers from the wreck site. Rather, under the law of salvage, RMST is entitled to a salvage award for its salvage efforts. Both this court and the Fourth Circuit have repeatedly stressed that this is not a case under the law of “finds.”
     In an opinion dated January 31, 2006, the Fourth Circuit affirmed this court’s decision to deny RMST’s request to change its role from that of salvor-in-possession to that of finder. The case was remanded to this court to proceed under salvage law and award RMST a salvage award. That was nearly two years ago. To date, RMST has not submitted any motions or requests for a salvage award.

     Moreover, in both its July 16, 2007 Periodic Report, and during the hearing on October 1, 2007, counsel for RMST attempted to readdress settled matters involving final orders and the law of this case, matters which are actually contrary to these orders and law. For example, in the July 16, 2007 Periodic Report, RMST stated that it has “entered into an agreement with Liverpool and London . . . under which it acquired all rights, title, and interests to their subrogation rights for certain objects removed from the wreck of the R.M.S. Titanic.” Id. at I. 2 This claim of ownership via Liverpool and London Steamship Protection and Indemnity Association Limited (“Liverpool and London”) is devoid of any legal or factual merit under the final orders and settled law of this case, and it is blatantly misleading to the public and the investors in RMST. 3

[2]	In its latest effort to avoid this court’s, as well as the Fourth Circuit’s, determination that RMST is the salvor, and not the owner of the property, RMST has hired David Bederman, Professor of Law at Emory University, to opine that RMST has acquired said ownership rights. See infra note 3 and accompanying text; Exhibit A to this Memorandum Opinion and Order. Professor Bederman actually appeared on behalf of RMST at the October 1, 2007 hearing, to address the court in this regard.

[3]	RMST’s parent company, Premier Exhibitions, Inc., posted a Press Release on its website on July 18, 2007, in which it claimed that it acquired subrogation ownership rights to the personal property from Liverpool and London. A copy of this Press Release is available at http://www.prxi.com/pdf/historicacquisition.pdf, and is attached to this Memorandum Opinion and Order as Exhibit A. Premier Exhibitions should now post a copy of this court’s Memorandum Opinion and Order on its website to clear any misleading information and confusion caused by this Press Release.

     Specifically, Liverpool and London asserted a verified claim of ownership through subrogation to the R.M.S. Titanic and its artifacts in response to RMST’s Notice of Complaint and Arrest, which was published in September 1993. Litigation between RMST and Liverpool and London ensued, the matter between the parties was settled, and this court dismissed with prejudice Liverpool and London’s claims in the order dated June 7, 1994. RMST’s assertion that it has acquired ownership rights to the artifacts via Liverpool and London is yet another attempt to circumvent this court’s (and the Fourth Circuit’s) repeated declarations that RMST is the salvor, and not the owner, of the artifacts from the R.M.S. Titanic. In short, RMST could not have acquired any rights from Liverpool and London, because Liverpool and London did not have any rights to give.4

     In accordance with the court’s ruling at the October 1, 2007 hearing, RMST is DIRECTED to file a motion for a salvage award, with supporting documentation, within sixty (60) days. This salvage award motion shall include all of RMST’s salvage costs

[4]	The court will no longer tolerate these maneuvers by RMST to circumvent the court’s final ruling that RMST is the salvor, and not the owner, of the artifacts. Further circumvention efforts will be met with appropriate sanctions under Federal Rule of Civil Procedure 11 and a review by this court of RMST’s status and privilege to remain as salvor-in-possession of the R.M.S. Titanic.

through December 31, 2006. If RMST chooses not to submit its motion for a salvage award, this court will assume that RMST has absorbed the costs of salvage and has waived its claims to a salvage award for this period, i.e., inception through December 31, 2006. The court further entrusts the United States, through the United States Attorney for the Eastern District of Virginia, to review RMST’s continuing actions as salvor and the periodic status reports thereof filed with the court, as well as any salvage award motion which RMST chooses to submit.5 The court finds that this additional oversight is necessary in order to preserve and protect the R.M.S. Titanic and its artifacts as an international treasure for posterity, and the United States’ efforts and interests in this regard, and to ensure compliance with this court’s rulings and final orders.
     The Clerk is DIRECTED to send a copy of this Memorandum Opinion and Order to counsel for RMST and to the United states Attorney for the Eastern District of Virginia.
     IT IS SO ORDERED.

/s/ Rebecca Beach Smith

Rebecca Beach Smith UNITED STATES DISTRICT JUDGE
Norfolk, Virginia
October 15, 2007
nunc pro tunc
October 1, 2007

[5]	RMST shall forward a copy of these submissions to the United States Attorney and so certify in writing to the court.

EXHIBIT A
FOR IMMEDIATE RELEASE
PREMIER EXHIBITIONS, INC. ANNOUNCES HISTORIC
ACQUISITION OF PERSONAL PROPERTY FROM THE TITANIC
     Atlanta, GA, July 18, 2007 — Premier Exhibitions, Inc. (NASDAQ: PRXI) through its wholly-owned subsidiaries (collectively the “Company”) today announced it has acquired Ownership Rights to the personal property on board the doomed ocean liner RMS Titanic from Liverpool and London Steamship Protection and Indemnity Association Limited (Liverpool and London).
     At the time of Titanic’s ill-fated maiden voyage, Liverpool and London was the insurer of the personal property on board the ship. By virtue of the settlements it reached with the Titanic passengers and their families soon after the tragedy, Liverpool and London acquired via subrogation ownership rights to the personal property which remained on the vessel. With the acquisition of these rights, the Company now has the lawful claim to ownership.
     In 1994, a United States Federal Court declared RMS Titanic, Inc., a wholly owned subsidiary of the Company, as the Salvor-in-Possession of the Titanic. Thirteen years later, the Company remains Salvor-in-Possession and as such is the only company permitted by law to recover objects from the wreck site. The Company has conducted seven research and recovery expeditions and has recovered approximately 5,500 objects.
     This new acquisition provides the Company the Ownership Rights to the important personal property still resting at the wreck site.
     Admiralty and Maritime legal expert David Bederman, a professor at Emory University School of Law who also serves as maritime counsel to the Company, commented on the legal significance of this agreement: “the Company is now in a unique, although not unprecedented position with respect to a historic wreck. It now has duel roles — that of Salvor-in-Possession of the wreck, and that as the de jure (by right) owner of the personal property from the wreck site. As it has for the past thirteen years, the Company continues to serve as the Salvor-in-Possession, giving it exclusive rights to recover objects from the wreck. Now, as the owner of the subrogation rights to the personal property, the Company is well positioned in a legal sense to claim outright ownership to the personal property recovered from the wreck.”
     Amie Geller, the Company’s President and Chief Executive Officer, declared this acquisition to be “a dramatic moment in the history of the Company as it yields additional incentive to conduct further rescue archaeology of these important historic objects.” He added, “since its first research and recovery expedition in 1987, the Company has proudly maintained it position as the Salvor and custodian of the priceless collection of objects recovered from the wreck of the Titanic. This new acquisition expands the Company’s ability to increase its shareholder value.”
     RMS Titanic, Inc. presently operates “Titanic: The Artifact Exhibition,” currently being seen at the Royal BC Museum in Victoria, British Columbia, the Ontario Science Center in Toronto, Ontario, the Tropicana Resort and Casino in Las Vegas, Nevada, the Denver Museum of Nature and Science in Denver, Colorado, the Visual Arts Center in Panama City, Florida, and at the Ostsechalle in Kiel, Germany.
     Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
     Investor Relations:

North Coast Advisors, Inc:
Craig T. Stewart
585-218-7371
cstewart@ncainc.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern
404-842-2675
kmorgenstern@prxi.com
Forward-Looking Statements
Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 2IE of the Securities Exchange Act of 1934, as amended. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events and on currently available information. The forward-looking statements contained in this press release may also include, among other things, statements relating to Premier Exhibitions, Inc.’s anticipated financial performance, business prospects, business developments, strategies and similar matters.
Certain of the factors described in Premier Exhibitions, Inc.’s filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors”, may affect the future results of Premier Exhibitions, Inc. and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions, Inc. disclaims any obligation to update any of its forward-looking statements, except as may be required by law.